Exhibit 10.1.1

INTERCEPT PHARMACEUTICALS, INC.

AMENDED AND RESTATED

2003 STOCK INCENTIVE PLAN

(amended and restated as of June 11, 2008, and further amended on January 19, 2010)

1.	Purpose

The purpose of this Amended and Restated 2003 Stock Incentive Plan (the “Plan”) of INTERCEPT PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration and Delegation

(a)          Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)          Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

(c)          Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.            Stock Available for Awards. Subject to adjustment under Section 8, Awards may be made under the Plan for up to eight million (8,000,000) shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.	Stock Options

(a)          General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)          Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the present or future parent or subsidiary corporations of the Company as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)          Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

(d)          Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e)          Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)          Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)         in cash or by check, payable to the order of the Company;

(2)         except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)         when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery;

(4)         to the extent permitted by applicable law and by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)         by any combination of the above permitted forms of payment.

(g)          Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h)          Repricing of Options. The Board shall have the authority, at any time and from time to time, with the consent of the affected Participants, to amend any or all outstanding Options granted under the Plan to provide an Option exercise price per share which may be lower or higher than the original Option exercise price, and/or to cancel any such Options and grant in substitution therefor other Awards, including new Options, covering the same or different numbers of shares of Common Stock having an Option exercise price per share which may be lower or higher than the exercise price of the canceled Options.

6.	Restricted Stock

(a)          Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b)          Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)          Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.	Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.	Adjustments for Changes in Common Stock and Certain Other Events

(a)          Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)          Reorganization Events

(1)         Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2)         Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards and (v) any combination of the foregoing. In taking any of the actions permitted under this Section 8(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)         Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(c)          Change in Control Events.

(1)         Definitions.

(A)	A “Change in Control Event” shall mean:

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (1) any acquisition directly from the Company, (2) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition or (3) any acquisition by Genextra S.p.A. (“Genextra”) or an affiliate of Genextra (each such party is referred to herein as an “Exempt Person”); or

(ii)	such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on May 9, 2008, or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended, endorsed, approved or ratified by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any Exempt Person and any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)	the liquidation or dissolution of the Company.

(B)	“Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual base salary payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(C)	“Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, or any affiliate or subsidiary thereof; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company, or any affiliate or subsidiary thereof; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment, non-competition, non-solicitation, invention, non-disclosure or similar material agreement with the Company or any affiliate or subsidiary thereof; (vi) acts or omissions constituting a material failure to perform substantially the duties assigned to the Participant after demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes the Participant has not substantially performed such duties; (vii) any illegal act detrimental to the Company or its affiliates or subsidiaries; or (viii) repeated failure to devote substantially all of Participant’s business time and efforts to the Company if required by Participant’s employment agreement; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning as may be specified in such employment agreement.

(2)         Effect on Options. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3)         Effect on Restricted Stock Awards. Notwithstanding the provisions of Section 10(b), effective immediately prior to a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, the vesting schedule of all Restricted Stock Awards shall be accelerated in part so that one-half of the number of shares that would otherwise have first become free from conditions or restrictions on any date after the date of the Change in Control Event shall immediately become free from conditions or restrictions. Subject to the following sentence, the remaining one-half of such number of shares shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, with one-half of the number of shares that would otherwise have become free from conditions or restrictions on each subsequent vesting date in accordance with the original schedule becoming free from conditions or restrictions on each subsequent vesting date. In addition, each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

9.	General Provisions Applicable to Awards

(a)          Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)          Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)          Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)          Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)          Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)          Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)          Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)          Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)          Deferred Delivery of Shares Issuable Pursuant to an Award. The Board may, at the time any Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place.

10.	Miscellaneous

(a)          No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)          No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)          Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)          Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

(e)          Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not the subject of such supplement.

(f)          Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g)          Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

INTERCEPT PHARMACEUTICALS, INC.

CALIFORNIA SUPPLEMENT TO 2003 STOCK INCENTIVE PLAN

Pursuant to Section 10(e) of the Plan, the Board has adopted this supplement for purposes of satisfying the requirements of Section 25102(o) of the California Law:

Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions:

1.	Additional Limitations on Options.

(a)          Maximum Duration of Options. No Options granted to California Participants will be granted for a term in excess of 10 years.

(b)          Minimum Exercise Period Following Termination. Unless a California Participant’s employment is terminated for cause (as defined by applicable law, the terms of any contract of employment between the Company and such Participant, or if none, in the instrument evidencing the grant of such Participant’s Option), in the event of termination of employment of such Participant, he or she shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, until the earlier of: (i) at least six months from the date of termination, if termination was caused by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) and (iii) the Option expiration date.

2.            Additional Limitations for Other Stock-Based Awards. The terms of all Awards granted to a California Participant under Section 7 of the Plan shall comply, to the extent applicable, with Sections 260.140.41, 260.140.42, 260.140.45 and 260.140.46 of the California Code of Regulations (the “California Regulations”).

3.            Additional Limitations on Timing of Awards. No Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the holders of a majority of the Company’s outstanding voting securities by the later of (i) within 12 months before or after the date the Plan was adopted by the Board and (ii) prior to or within 12 months of the granting of any Award to a California Participant.

4.            Additional Restriction Regarding Recapitalizations, Stock Splits, Etc. For purposes of Section 8 of the Plan, in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Company's securities, the number of securities allocated to each California Participant, and in the case of Options, the exercise price of such Options, must be adjusted proportionately and without the receipt by the Company of any consideration from any California participant.